DREYFUS FOUNDERS FUNDS, INC.

                                 RULE 18F-3 PLAN
                            (AS AMENDED MAY 16, 2003)

      Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that the Board of Directors of an investment company desiring to offer multiple classes pursuant to said Rule adopt a plan setting forth the separate arrangements and expense allocations of each class, and any related conversion features or exchange privileges.

      Dreyfus Founders Funds, Inc. (the "Company") desires to offer multiple classes of shares (each, a "Class") of the Company's series portfolios set forth on Schedule A hereto (each, a "Fund"), as such Schedule may be amended from time to time, in accordance with Rule 18f-3. The Board, including a majority of the non-interested Board members of the Company, has determined that the following plan is in the best interests of each Class individually and each Fund as a whole:

      1. CLASS DESIGNATION: The shares of each Fund, other than the Dreyfus Founders Money Market Fund and the Dreyfus Founders Government Securities Fund, shall be divided into the respective Classes listed on Schedule A. As indicated on Schedule A, the Dreyfus Founders Money Market Fund and the Dreyfus Founders Government Securities Fund each shall consist of one class, Class F.

      2. DIFFERENCES IN SERVICES: The services offered to shareholders of each Class shall be substantially the same, except that Right of Accumulation and Letter of Intent shall be available only to holders of Class A and Class T shares and Reinvestment Privilege shall be available only to holders of Class A, Class B and Class T shares.

      RIGHT OF ACCUMULATION shall mean the right of an investor to add the value of any Class A, Class B, Class C or Class T shares in a Fund or certain other products made available by the Funds' distributor that the investor already owns to the amount of the investor's next purchase of Class A or Class T shares for purposes of calculating the sales charge, as more fully explained in the Funds' prospectus and statement of additional information.

      LETTER OF INTENT shall mean the ability of an investor to purchase Class A or Class T shares over a 13-month period and receive the same sales charge as if all shares had been purchased at once, as more fully explained in the Funds' prospectus and statement of additional information.

      REINVESTMENT PRIVILEGE shall mean the ability of a holder of Class A, Class B or Class T shares to redeem shares and, within 45 days after the date of redemption, purchase up to the number of shares redeemed at the current share price without any sales charge (or, if a CDSC (as defined below) was paid, with the CDSC credited back to the shareholder's account), as more fully explained in the Funds' prospectus and statement of additional information.. This privilege may be used by a shareholder only once.

      3. DIFFERENCES IN DISTRIBUTION ARRANGEMENTS: Class A shares shall be offered with a front-end sales charge, as such term is defined under the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD Conduct Rules"). A contingent deferred sales charge (a "CDSC"), as such term is defined under the NASD Conduct Rules, may be assessed on certain redemptions of Class A shares purchased without an initial sales charge as part of an investment of $1 million or more. The amount of the sales charge, and the amount of and provisions relating to the CDSC pertaining to the Class A shares, are set forth on Schedule B hereto.

      Class B shares shall not be subject to a front-end sales charge, but shall be subject to a CDSC and shall be charged an annual distribution fee under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of and provisions relating to the CDSC, and the amount of the fees under the Distribution Plan pertaining to the Class B shares, are set forth on Schedule C hereto.

      Class C shares shall not be subject to a front-end sales charge, but shall be subject to a CDSC and shall be charged an annual distribution fee under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of and provisions relating to the CDSC, and the amount of the fees under the Distribution Plan pertaining to the Class C shares, are set forth on Schedule D hereto.

      Class F shares shall be charged an annual distribution fee under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of the fees under the Distribution Plan pertaining to the Class F shares is set forth on Schedule E hereto. Class F shares shall be offered at net asset value only to: (i) persons or entities who have maintained share accounts in any Fund continuously since December 30, 1999, which shall be deemed to have occurred if the person or entity held shares of any Fund on December 30, 1999, and after that date there has been no continuous period of more than 120 days during which such person or entity owned no Class F shares of any Fund; and (ii) such other persons or entities as set forth in the Funds' prospectus which offers Class F shares.

      Class R shares shall be offered at net asset value only to (i) bank trust departments and other financial service providers (including Mellon Bank, N.A. and its affiliates) acting on behalf of their customers having a qualified trust or investment account or relationship at such institution, or to customers who have received and hold Class R shares of the Fund distributed to them by virtue of such an account or relationship, and (ii) institutional investors acting for themselves or in a fiduciary, advisory, agency, custodial or similar capacity for qualified or non-qualified employee benefit plans, including pension, profit-sharing, SEP-IRAs and other deferred compensation plans, whether established by corporations, partnerships, non-profit entities or state and local governments, but not including IRAs or IRA "Rollover Accounts."

      Class T shares shall be offered with a front-end sales charge, and a CDSC may be assessed on certain redemptions of Class T shares purchased without an initial sales charge as part of an investment of $1 million or more. Class T shares also shall be charged an annual distribution fee under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of the sales charge, the amount of and provisions relating to the CDSC and the amount of the fees under the Distribution Plan pertaining to the Class T shares are set forth on Schedule F hereto.

      Class A, Class B, Class C and Class T shares shall be available only to clients of banks, brokers, dealers and other financial institutions, except that full-time or part-time employees or members of the Board of Managers of Founders Asset Management LLC ("Founders") or any of its affiliates or subsidiaries, Board members of a fund advised by Founders, including members of the Company's

Board, or the spouse or minor child of any of the foregoing may purchase Class A shares directly through the Funds' Distributor.

      Class A, Class B, Class C and Class T shares shall be subject to an annual service fee at the rate of 0.25% of the value of the average daily net assets of such Class pursuant to a Shareholder Services Plan.

      4. EXPENSE ALLOCATION: The following expenses shall be allocated, to the extent practicable, on a Class-by-Class basis: (a) fees under a Distribution Plan and Shareholder Services Plan; (b) printing and postage expenses related to preparing and distributing materials, such as shareholder reports, prospectuses and proxies, to current shareholders of a specific Class; (c) the expense of administrative personnel and services as required to support the shareholders of a specific Class; (d) litigation or other legal expenses relating solely to a specific Class; (e) transfer agent fees identified by the Fund's transfer agent as being attributable to a specific Class; (f) Board members' fees incurred as a result of issues relating to a specific Class; and (g) any other expenses that the Board determines shall be allocated on a Class-by-Class basis.

      5. CONVERSION FEATURES: Class B shares shall automatically convert to Class A shares after a specified period of time after the date of purchase as set forth on Schedule G hereto, without the imposition of any sales charge, fee or other charge, based on the relative net asset value of each such Class. No other Class shall be subject to any automatic conversion feature.

      6. EXCHANGE  PRIVILEGES:  Shares of a Class shall be exchangeable only for
(a) shares of the same Class of other Funds or other investment companies managed or administered by Founders and (b) shares of certain other investment companies specified from time to time by the Company's Board.

REVISED AS OF MAY 16, 2003

                                   SCHEDULE A

NAMES OF FUNDS AND CLASSES          DATE PLAN ADOPTED
--------------------------          -----------------
DREYFUS FOUNDERS BALANCED FUND      August 13, 1999
------------------------------
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Class R Shares
Class T Shares

DREYFUS FOUNDERS DISCOVERY FUND     August 13, 1999
-------------------------------
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Class R Shares
Class T Shares

DREYFUS FOUNDERS GOVERNMENT         August 13, 1999
SECURITIES FUND
----------------------------
Class F Shares

DREYFUS FOUNDERS GROWTH FUND        August 13, 1999
----------------------------
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Class R Shares
Class T Shares

DREYFUS FOUNDERS GROWTH             August 13, 1999
AND INCOME FUND
-----------------------
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Class R Shares
Class T Shares

DREYFUS FOUNDERS INTERNATIONAL      August 13, 1999
EQUITY FUND
------------------------------
Class A Shares
Class B Shares
Class C Shares

Class F Shares
Class R Shares
Class T Shares

DREYFUS FOUNDERS MID-CAP            August 13, 1999
GROWTH FUND
-------------------------
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Class R Shares
Class T Shares

DREYFUS FOUNDERS MONEY MARKET FUND  August 13, 1999
----------------------------------
Class F Shares

DREYFUS FOUNDERS PASSPORT FUND      August 13, 1999
------------------------------
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Class R Shares
Class T Shares

DREYFUS FOUNDERS WORLDWIDE          August 13, 1999
GROWTH FUND
---------------------------
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Class R Shares
Class T Shares

                                   SCHEDULE B

FRONT-END SALES CHARGE--CLASS A SHARES --The public offering price for Class A shares for all Funds shall be the net asset value per share of Class A plus a sales load as shown below:

                                              -------------------------
                                                  TOTAL SALES LOAD
                                              -------------------------
                                              AS A % OF    AS A % OF
                                              OFFERING     NET ASSET
                                              PRICE PER    VALUE PER
           AMOUNT OF TRANSACTION              SHARE        SHARE
                                              ------------ ------------

Less than $50,000.......................         5.75         6.10
$50,000 to less than $100,000...........         4.50         4.70
$100,000 to less than $250,000..........         3.50         3.60
$250,000 to less than $500,000..........         2.50         2.60
$500,000 to less than $1,000,000........         2.00         2.00
$1,000,000 or more......................            0            0

CONTINGENT DEFERRED SALES CHARGE--CLASS A SHARES--A CDSC of 1.00% shall be assessed at the time of redemption of Class A shares purchased without an initial sales charge as part of an investment of at least $1 million and redeemed within one year of purchase. The terms contained in Schedule C pertaining to the CDSC assessed on redemptions of Class B shares (other than the amount of the CDSC and its time periods), including the provisions for waiving the CDSC, shall be applicable to the Class A shares subject to a CDSC. Letter of Intent and Right of Accumulation shall apply to purchases of Class A shares subject to a CDSC.

REINVESTMENT   PRIVILEGE--Class   A  shares   shall  have  the  benefit  of  the
reinvestment privilege as set forth in the Fund's prospectus which offers Class A shares.

                                   SCHEDULE C

CONTINGENT DEFERRED SALES CHARGE--CLASS B SHARES--A CDSC payable to the Fund's Distributor shall be imposed on any redemption of Class B shares which reduces the current net asset value of such Class B shares to an amount which is lower than the dollar amount of all payments by the redeeming shareholder for the purchase of Class B shares of the Fund held by such shareholder at the time of redemption. No CDSC shall be imposed to the extent that the net asset value of the Class B shares redeemed does not exceed (i) the current net asset value of Class B shares acquired through reinvestment of dividends or capital gain distributions, plus (ii) increases in the net asset value of the shareholder's Class B shares above the dollar amount of all payments for the purchase of Class B shares of the Fund held by such shareholder at the time of redemption.

      If the aggregate value of the Class B shares redeemed has declined below their original cost as a result of the Fund's performance, any CDSC which is applicable will be applied to the then-current net asset value rather than the purchase price.

      In circumstances where the CDSC is imposed, the amount of the charge shall depend on the number of years from the time the shareholder purchased the Class B shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of Class B shares, all payments during a month shall be aggregated and deemed to have been made on the first day of the month. The following table sets forth the rates of the CDSC:

                                             CDSC AS A % OF
             YEAR SINCE                    AMOUNT INVESTED OR
          PURCHASE PAYMENT                     REDEMPTION
               WAS MADE                         PROCEEDS
             ------------                      ----------
First............................                  4.00
Second...........................                  4.00
Third............................                  3.00
Fourth...........................                  3.00
Fifth............................                  2.00
Sixth............................                  1.00

      In determining whether a CDSC is applicable to a redemption, the calculation shall be made in a manner that results in the lowest possible rate. Therefore, it shall be assumed that the redemption is made first of amounts representing shares acquired pursuant to the reinvestment of dividends and distributions; then of amounts representing the increase in net asset value of Class B shares above the total amount of payments for the purchase of Class B shares made during the preceding six years; and finally, of amounts representing the cost of shares held for the longest period of time.

WAIVER OF CDSC--The CDSC shall be waived in connection with (a) redemptions made within one year after the death or disability, as defined in Section 72(m)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), of the shareholder,
(b) redemptions by employees participating in qualified or non-qualified employee benefit plans or other programs, (c) redemptions as a result of a combination of any investment company with the Fund by merger, acquisition of assets or otherwise, (d) a distribution following retirement under a tax-deferred retirement plan or upon attaining age 70-1/2 in the case of an IRA or Keogh plan or custodial account pursuant to Section 403(b) of the Code, and
(e) redemptions pursuant to any systematic withdrawal plan as described in the Fund's prospectus. Any Fund shares subject to a CDSC which were purchased prior to any termination of such waiver shall have the CDSC waived as provided in the Fund's prospectus at the time of the purchase of such shares.

AMOUNT OF DISTRIBUTION PLAN FEES--CLASS B SHARES--.75 of 1% of the value of the average daily net assets of Class B for all Funds.

REINVESTMENT   PRIVILEGE--Class   B  shares   shall  have  the  benefit  of  the
reinvestment privilege as set forth in the Fund's prospectus which offers Class B shares.

                                   SCHEDULE D

CONTINGENT DEFERRED SALES CHARGE--CLASS C SHARES--A CDSC of 1.00% payable to the Fund's Distributor shall be imposed on any redemption of Class C shares within one year of the date of purchase. The basis for calculating the payment of any such CDSC shall be the method used in calculating the CDSC for Class B shares. In addition, the provisions for waiving the CDSC shall be those set forth for Class B shares.

AMOUNT OF DISTRIBUTION PLAN FEES--CLASS C SHARES--.75 of 1% of the value of the average daily net assets of Class C.

                                   SCHEDULE E

AMOUNT OF DISTRIBUTION PLAN FEES--CLASS F SHARES--.25 of 1% of the value of the average daily net assets of Class F.

                                   SCHEDULE F

FRONT-END SALES CHARGE--CLASS T SHARES--The public offering price for Class T shares shall be the net asset value per share of that Class plus a sales load as shown below:

                                              -------------------------
                                                  TOTAL SALES LOAD
                                              -------------------------
                                              AS A % OF    AS A % OF
                                              OFFERING     NET ASSET
                                              PRICE PER    VALUE PER
           AMOUNT OF TRANSACTION              SHARE        SHARE
                                              ------------ ------------

Less than $50,000.......................         4.50         4.70
$50,000 to less than $100,000...........         4.00         4.20
$100,000 to less than $250,000..........         3.00         3.10
$250,000 to less than $500,000..........         2.00         2.00
$500,000 to less than $1,000,000........         1.50         1.50
$1,000,000 or more......................            0            0

CONTINGENT DEFERRED SALES CHARGE--CLASS T SHARES--A CDSC of 1% shall be assessed at the time of redemption of Class T shares purchased without an initial sales charge as part of an investment of at least $1,000,000 and redeemed within one year after purchase. The terms contained in Schedule C pertaining to the CDSC assessed on redemptions of Class B shares (other than the amount of the CDSC and its time periods), including the provisions for waiving the CDSC, shall be applicable to the Class T shares subject to a CDSC. Letter of Intent and Right of Accumulation shall apply to purchases of Class T shares subject to a CDSC.

AMOUNT OF DISTRIBUTION PLAN FEES--CLASS T SHARES--.25 of 1% of the value of the average daily net assets of Class T.

REINVESTMENT   PRIVILEGE--Class   T  shares   shall  have  the  benefit  of  the
reinvestment privilege as set forth in the Fund's prospectus which offers Class T shares.

                                   SCHEDULE G

CONVERSION OF CLASS B SHARES--Class B shares shall automatically convert to Class A shares on the first Company business day of the month in which the sixth anniversary of the date of purchase occurs (unless otherwise specified by the Board), based on the relative net asset values for shares of each such Class, and shall no longer be subject to the distribution fee for Class B shares. (Such conversion is subject to suspension by the Board members if adverse tax consequences might result.) At that time, Class B shares that have been acquired through the reinvestment of dividends and distributions ("Dividend Shares") shall be converted in the proportion that a shareholder's Class B shares (other than Dividend Shares) converting to Class A shares bears to the total Class B shares then held by the shareholder which were not acquired through the reinvestment of dividends and distributions.







                                      G-1